UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Director Election
On August 25, 2016, the Boards of Directors of Edison International ("EIX") and Southern California Edison Company (“SCE”) elected Louis Hernandez, Jr. to serve as a Director of EIX and of SCE. Mr. Hernandez has joined the Boards as an independent Director and was also appointed to serve on the Boards' Audit and Finance, Operations and Safety Oversight Committees until the next election of Directors at the EIX and SCE 2017 Joint Annual Meeting of Shareholders.
EIX has issued a press release announcing the election of Mr. Hernandez to the Boards. A copy of the press release is attached as Exhibit 99.1 hereto.
There is no arrangement or understanding between Mr. Hernandez and any other person pursuant to which he was elected as a Director. In connection with his service, Mr. Hernandez will be compensated as a non-employee Director pursuant to the EIX and SCE Director Compensation Schedule. Mr. Hernandez’s initial equity award pursuant to the Director Compensation Schedule will be pro-rated to reflect that he is joining the Boards in the third quarter of the fiscal year. Mr. Hernandez does not have any relationship or related transaction with Edison International or SCE that would require disclosure pursuant to Item 404(a) or Regulation S-K.

Compensation Actions
In a joint Current Report on Form 8-K dated May 25, 2016, EIX and SCE disclosed the following officer elections that will be effective September 30, 2016: Pedro J. Pizarro, who currently serves as President of EIX, will serve as Chief Executive Officer of EIX; Maria Rigatti, who currently serves as SCE’s Senior Vice President and Chief Financial Officer, will serve as Executive Vice President and Chief Financial Officer of EIX; and William (Tres) Petmecky, who currently serves as SCE’s Vice President and Treasurer, will serve as SCE’s Senior Vice President and Chief Financial Officer. In connection with these changes, the respective Compensation and Executive Personnel Committees of the Boards of Directors of EIX and SCE on August 24, 2016 approved the following compensation actions:
•    effective September 30, 2016, Mr. Pizarro’s annual salary will be $1,100,000, Ms. Rigatti’s will be $550,000, and Mr. Petmecky’s will be $300,000;
•    the 2016 target annual incentive amount under the EIX Executive Incentive Compensation Plan will be adjusted for Mr. Pizarro to $784,885, for Ms. Rigatti to $246,694, and for Mr. Petmecky to $119,294, with the maximum annual incentive amount being two times the target annual incentive amount; and
•    the 2016 long-term incentive awards under the EIX 2007 Performance Incentive Plan will be supplemented, effective September 30, 2016, by an additional long-term incentive award for each executive with a grant date fair value of approximately $1,293,750 for Mr. Pizarro, approximately $380,325 for Ms. Rigatti, and approximately $50,643 for Mr. Petmecky, with such values allocated 50% to EIX non-qualified stock options, 25% to EIX restricted stock units and 25% to EIX performance shares, all subject to the same terms and conditions as the long-term incentive awards previously granted to the executives in 2016.
Item  901    Financial Statements and Exhibits.
(c)    Exhibits
See the Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: August 25, 2016

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Connie J. Erickson
Connie J. Erickson
Vice President and Controller

Date: August 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	EIX Press Release, dated August 25, 2016.